STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into effective _________________ by and between InnerWorkings, Inc., a Delaware corporation (the "Company"), and _________________ (the "Option Holder").
RECITALS
WHEREAS, the Option Holder has been designated by the Compensation Committee of the Board of Directors of the Company (the "Committee") to participate in the InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended (the "Plan") (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan).
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:
AGREEMENT
1.Grant. Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Company hereby grants to the Option Holder an option (the "Option") to purchase _________________ Shares of Common Stock. The Option is granted as of _________________ (the "Date of Grant") and is subject to all of the terms and conditions set forth herein and to all of the terms and the conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. The Option is intended to be non-qualified, and is not intended to be an incentive stock option under Section 422 of the Code.

2.Exercise Price. The Exercise Price per Share subject to the Option shall be equal to the closing sale price of a Share on the Date of Grant ($_________________).

3.Term of Option. The Option may, subject to the vesting and termination provisions of Section 4 and 5 below, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on the tenth anniversary of the Date of Grant (the "Option Period"). At the end of the Option Period, the Option shall terminate, unless sooner terminated pursuant to Section 5 below.

4.Vesting. The Option Holder’s right to purchase Shares of Common Stock under the Option shall be exercisable only to the extent that the Option has vested. Except as may otherwise be provided in a written employment or other written agreement between the Option Holder and the Company, and subject to Section 7 below, the Option shall vest and become exercisable pursuant to the following schedule (provided the Option Holder has remained continuously in Service as of each applicable vesting date):

(a)one-quarter (1/4) of the Option shall vest and become exercisable on the first anniversary of the Date of Grant;

(b)an additional one-quarter (1/4) of the Option shall vest and become exercisable on the second anniversary of the Date of Grant;

(c)an additional one-quarter (1/4) of the Option shall vest and become exercisable on the third anniversary of the Date of Grant; and

(d)the final one-quarter (1/4) of the Option shall vest and become exercisable on the fourth anniversary of the Date of Grant.

5.Termination of Employment. In the event the Option Holder experiences a termination of Service, the Options shall terminate in accordance with the following:

(a)In the event the Option Holder’s Service is terminated by the Company for any reason other than Cause, Disability, death, or by the Option Holder for "Good Reason" (if and to the extent such term is defined in a written employment or other written agreement between the Option Holder and the Company), Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the earlier of (i) the expiration of the Option Period or (ii) one year from the date of such termination of Service. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.

(b)In the event the Option Holder terminates Service on account of the Disability or death of the Option Holder, Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the expiration of the Option Period. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.

(c)In the event the Option Holder’s Service is terminated for Cause, all outstanding Options granted to such Option Holder, whether or not then vested and exercisable, shall expire as of the commencement of business on the date of such termination of Service.

(d)In the event the Option Holder terminates Service for any reason other than those described in subsections (a), (b) and (c) of this Section 5, Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination of Service shall remain exercisable until the earlier of (i) the remaining Option Period or (ii) thirty (30) days from the date of such termination of Service. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination of Service.

6.Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Secretary of the Company an instrument in writing specifying the number of Shares of Common Stock in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Committee, of the exercise price of the Shares in respect of which the Option is being exercised. Shares shall then be issued by the Company and a Share certificate delivered to the Option Holder; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

7.Conditions. The Option Holder will not have any of the rights of a shareholder with respect to any Shares until the Company has issued or transferred such Shares to the Option Holder after the exercise of the Option. As a condition to the Company's obligation to issue or transfer Shares to the Option Holder after the exercise of the Option, the Option Holder shall have paid in full for the Shares as to which he or she exercised the Option.

8.Non-Transferable. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

9.No Obligation to Exercise. Neither the Option Holder nor any permissible transferee is or will be obligated by the grant of the Option to exercise it.

10.Covenants Not to Compete or Solicit.

(a)During the Option Holder’s Service and for a period of two (2) years following the termination thereof for any reason, the Option Holder shall not, anywhere in the Geographic Area (as defined below), other than on behalf of the Company or a Subsidiary of the Company or with the prior written consent of the Company, directly or indirectly:

(i)perform services for (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Exchange Act, or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);

(ii)induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any customer, potential customer, supplier, licensee, licensor or business relation of the Company or a Subsidiary of the Company or solicit the business of any customer or potential customer of the Company or a Subsidiary of the Company, whether or not the Option Holder had personal contact with such entity; and

(iii)solicit, encourage, hire or take any other action that is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of the Company or any Subsidiary of the Company to terminate his or her employment or relationship with the Company or any Subsidiary of the Company, other than in the discharge of his or her duties as an officer of the Company, if applicable.

(b)For purposes of this Agreement, the term “competing business purpose” shall mean the sale or provision of any printed materials, items, or other products or services that are competitive with in any manner the products or services sold or offered by the Company or a Subsidiary thereof while this Agreement is in effect. The term “Geographic Area” shall mean the Option Holder’s country of employment and any other countries in which the Option Holder conducts business on behalf of the Company or a Subsidiary of the Company.

(c)The covenants contained in this Section 10 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 10 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.

(d)For the avoidance of doubt, the covenants contained in this Section 10 shall be in addition to, and not in lieu of, any written restrictive covenants to which the Option Holder may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

11.Remedies for Breach.

(a)The Option Holder acknowledges and agrees that the agreements and covenants set forth in Section 10 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if the Option Holder breaches any of the terms of said covenants, and that in the event of the Option Holder’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Option Holder accordingly agrees that, in the event of any actual or threatened breach by the Option Holder of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 11 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

(b)In addition, and not in limitation of the foregoing, in the event of the Option Holder’s breach of any of the covenants set forth in Section 10, (i) the Option (whether vested or unvested) shall immediately be forfeited and (ii) the Company shall be entitled to recover any Shares acquired upon the exercise of the Option, and if the Option Holder has previously sold any of the Shares derived from the Option, the Company shall also have the right to recover from the Option Holder the economic value thereof.

(c)Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

12.References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

13.Taxes. The Option Holder shall be responsible for all taxes required to be paid under applicable tax laws with respect to the Option.

14.Plan. The Option Holder hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, as in effect on the date of the Agreement, and is subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Option Holder’s consent, of the Option or of the Option Holder’s rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Option Holder. In the event that the terms of this Agreement conflict with the terms of the Plan, the Plan shall control.

15.No Employment Rights. No provision of this Agreement or of the Option will give the Option holder any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Option Holder, affect the right of the Company or its Affiliates to terminate the employment of the Option Holder, with or without Cause, or give the Option Holder any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

16.Changes in Company’s Capital or Organizational Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

17.Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Option Holder, including, but not limited to, any written restrictive covenant agreements). The Option Holder represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

18.Amendment. This Agreement may be amended as provided in the Plan.

19.Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

20.Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, IL 60654, Attention: Corporate Secretary and (b) the Option Holder at the Option Holder’s address as shown on the Company’s payroll records, or to such other address as the Option Holder, by notice to the Company, may designate in writing from time to time.

21.Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

22.Governing Law; Construction. This Agreement and the Option will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist). Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

23.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.No Guarantee of Future Awards. This Agreement does not guarantee the Option Holder the right to or expectation of future Awards under the Plan or any future incentive plan adopted by the Company.

25.Incentive Compensation Recoupment. Notwithstanding anything in the Plan or in this Agreement to the contrary, this Option shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be adopted and/or amended from time to time.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

INNERWORKINGS, INC.:                PARTICIPANT:

By:    ______________________________        By:    ______________________________

Title    ______________________________        Name:    ______________________________

Name:    ______________________________